UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

INNOSPEC INC.

(Name of Registrant as Specified In Its Charter)

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INNOSPEC INC. SUPPLEMENT TO PROXY STATEMENT FOR 2020 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 6, 2020 AT 10:00AM ET

April 28, 2020

Dear Stockholder,

This supplement provides updated information with respect to the 2020 Annual Meeting of Stockholders of Innospec Inc. (the “Annual Meeting”) to be held on May 6, 2020, at 10:00 a.m. Eastern Time, which, as previously disclosed, has been changed to an exclusively “virtual meeting” format. This supplemental information should be read in conjunction with the Notice of Annual Meeting of Stockholders and Proxy Statement (the “Proxy Statement”) for the Annual Meeting and the additional proxy solicitation materials providing the details for the virtual meeting.

Passing of Mr. Joachim Roeser

We are deeply saddened to inform you that our director Joachim Roeser passed away on April 26, 2020. At the time of his passing, Mr. Roeser was a member of the Audit Committee and Chair of the Compensation Committee of the Board of Directors. Our Board and management team wish to express our gratitude and appreciation for Mr. Roeser’s years of leadership and service to the Company and its stockholders, and we send our condolences to his family and friends.

Mr. Roeser’s passing occurred after we finalized the Proxy Statement, so the Board has reduced the size of the Company’s Board to 7 directors, and Mr. Roeser’s name is hereby removed as a nominee.

The remaining Board member named in the Proxy Statement – Ms. Claudia Poccia—will continue to stand for election at the Annual Meeting; however, any votes cast with respect to Mr. Roeser will be disregarded.

To reflect the passing of Mr. Roeser, the Board has reallocated committee assignments as follows:

Mr. Milton Blackmore has joined the Audit Committee as a member, and Mr. Padfield has assumed position as Chair of the Compensation Committee.

Effective immediately following the adjournment of the 2020 annual meeting of stockholders, the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee members will be as follows:

The Audit Committee members will be: Mr. David F. Landless (Chair), Mr. Milton C. Blackmore, and Mr. Lawrence J. Padfield.

The Board has determined that all Audit Committee members possess the required level of financial literacy and are independent for the purposes of the Securities Exchange Act of 1934, as amended and Nasdaq rules. The Board has determined that Mr. Landless qualifies as an “Audit Committee Financial Expert,” as such term is defined in Securities and Exchange Commission rules, and meets the standard for financial knowledge and sophistication required by Nasdaq.

The Compensation Committee will be: Mr. Lawrence J. Padfield (Chair) and Mr. Milton C. Blackmore.

The Nominating and Governance Committee will be: Ms. Claudia Poccia (Chair) and Mr. David F. Landless.

As always, your vote is very important. We urge you to please vote as soon as possible to ensure your vote is recorded promptly.